Exhibit 23a
CONSENT AND REPORT ON SCHEDULE OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Board of Directors
CAM Commerce Solutions, Inc.
Fountain Valley, California
We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-64856, 333-57907, 333-52782, and 333-121541) of CAM Commerce Solutions, Inc. of our report dated December 7, 2006 relating to our audits of the financial statements, appearing in the 2006 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of CAM Commerce Solutions, Inc. for the year ended September 30, 2006.
Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of CAM Commerce Solutions, Inc., listed in Item 15(a). This financial statement schedule is the responsibility of CAM Commerce Solutions, Inc.’s management. Our responsibility is to express an opinion based on our audits of the financial statements. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
/s/ McGladrey & Pullen, LLP
Irvine, California
December 13, 2006